Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 16, 2017, with respect to the consolidated financial statements included in the Annual Report of Smart Sand, Inc. on Form 10-K for the year ended December 31, 2016.  We consent to the incorporation by reference of the said report in the Registration Statements of Smart Sand, Inc. on Forms S-8 (File No. 333-214699 and File No. 333-214700).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

March 16, 2017